UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 11, 2007

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events

On October 11, 2007, Affiliated Managers Group, Inc. (the “Company”) announced that it had entered into an agreement to sell convertible trust preferred securities in a private placement to certain qualified institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to and in accordance with Rule 135c of the Securities Act, the Company is filing with this Current Report on Form 8-K the press release attached hereto as Exhibit 99.1.  The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

On October 11, 2007, the Company also announced its intent to call all of the $300 million aggregate principal amount of its outstanding floating rate senior convertible securities due 2033 in February 2008. Under the terms of the convertible securities, at the time of the call, holders may elect to convert their debentures into shares of the Company’s common stock. A copy of the related press release is attached to this report as Exhibit 99.2.

ITEM 9.01   Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release of Affiliated Managers Group, Inc. dated October 11, 2007
99.2	Press Release of Affiliated Managers Group, Inc. dated October 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: October 16, 2007
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Affiliated Managers Group, Inc. dated October 11, 2007
99.2	Press Release of Affiliated Managers Group, Inc. dated October 11, 2007